Exhibit 10.7.1

50 WEST 23rd STREET NEW YORK, NY 10010

TELEPHONE: 212-807-9060 FAX: 212-590-6500

David Diamond

Title:	SVP, Human Resources

Base Salary:	$360,000

Bonus:	Target bonus of 30% of base salary (Target is guaranteed min. for fiscal 2013), payout in April, 2014.

Res. Share Grant:	100,000 (3yr lapsing consistent with other RES grants)

Stock Options:	100,000 (4yr vesting in equal annual installments) priced at market close on the effective date of this outline.

Severance:	1)	Termination without cause will entitle you to receive:

		i.	Base Salary for 12 months following such termination (no mitigation) to be paid in accordance with the Company’s regular payroll schedule.

		ii.	All previously vested stock options and any unvested stock options or restricted shares that would have vested/lapsed in the next 12 months will accelerate and vest/lapse and shall be exercisable for ninety (90) days after termination.

		iii.	Continued participation in all medical and dental plans at the same benefit level at which you were participating on the date of termination for 12 months.

	2)	Termination without cause within one (1) year after a Change in Control will entitle you to receive:

		i.	Base Salary for 12 months following such termination (no mitigation) to be paid in accordance with the Company’s regular payroll schedule.

		ii.	All previously vested stock options and any unvested stock options will accelerate and immediately vest and shall be exercisable for ninety (90) days after termination. The restrictions on all shares of restricted stock where restrictions have not lapsed shall lapse as of the date of termination.

		iii.	Continued participation in all medical and dental plans at the same benefit level at which you were participating on the date of termination for 12 months.

50 WEST 23rd STREET NEW YORK, NY 10010

TELEPHONE: 212-807-9060 FAX: 212-590-6500

3)	Change of Control (The closing of any transaction regarding the sale or other transfer of substantially all the assets or stock of dELiA*s, Inc.)

	i.	If the acquiring entity requires Employee to relocate Employee’s principal place of employment, as in effect immediately prior to the Closing Date, outside of a twenty-five (25) mile radius within 12 months following the Closing Date Employee may terminate employment and be entitled to severance as defined in number 1) i, ii, iii of this document.

By:
Tracy Gardner, CEO

Accepted and Agreed:

By:		Date:	7/28/13
David Diamond